UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 18, 2013

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

455 Commerce Drive, Suite 4

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K of Allied Motion Technologies Inc. (the “Company”), filed with the Securities and Exchange Commission on October 24, 2013 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed. As previously reported in the Initial Form 8-K, effective as of October 18, 2013 the Company completed the acquisition of Globe Motors, Inc. pursuant to a Stock Purchase Agreement dated as of August 22, 2013.

Item 9.01              Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired.

Audited financial statements of Globe Motors, Inc. for the nine month period ended September 30, 2013 and the year ended December 31, 2012 and the related Independent Auditors Report thereon are included as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)                                 Pro Forma Financial Information.

The unaudited pro forma consolidated statements of operations for the nine month period ended September 30, 2013and the year ended December 31, 2012 and the unaudited pro forma consolidated balance sheet as of September 30, 2013 together with related explanatory notes, showing the pro forma effect on the Company’s financial statements of the Company’s acquisition of Globe Motors, Inc. and other related pro forma events are included as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)                                 Exhibits.

23.1                        Consent of EKS&H LLLP

99.1                        Audited financial statements of Globe Motors, Inc. for the nine month period ended September 30, 2013 and the year ended December 31, 2012

99.2                        Unaudited pro forma consolidated financial statements for the nine months ended September 30, 2013 and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2014

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Robert P. Maida
Robert P. Maida
Chief Financial Officer